Exhibit 99.1

108 WILMOT ROAD DEERFIELD, IL 60015

INSTRUCTIONS FOR VOTING BY THE INTERNET, TELEPHONE OR MAIL

Walgreen Co. encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever.

Proxies submitted by telephone or the Internet must be received by 11:59 PM, Eastern Time, on [date].

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on [date]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on [date]. Have your proxy card in hand when you access the web site and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Walgreen Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, for delivery prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M79660-S25911 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WALGREEN CO.

If you wish to vote in accordance with the Board of Directors recommendations, just sign below.
Vote on Proposals
The Board of Directors recommends that you vote FOR proposals 1, 2 and 3. (Your proxy holders will vote FOR each of the following proposals unless you indicate otherwise.)			For	Against	Abstain
1.

To approve and adopt the Agreement and Plan of Merger, dated as of October 17, 2014, pursuant to which Ontario Merger Sub, Inc. will merge with and into Walgreen Co. (the “Reorg Merger”) and Walgreen Co. will survive the Reorg Merger as a wholly owned subsidiary of Walgreens Boots Alliance, Inc., and to approve and adopt the Reorg Merger and the Reorganization (as defined in the accompanying Proxy Statement/Prospectus) (the “Reorganization Proposal”).

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2.

To approve the issuance, in a private placement, of shares of (A) if the Reorganization Proposal is approved and the Reorganization completed, Walgreens Boots Alliance, Inc. common stock or (B) if the Reorganization Proposal is not approved or the Reorganization is not otherwise completed, Walgreen Co. common stock, in either case to the Sellers (as defined in the accompanying Proxy Statement/Prospectus) in connection with the completion of the Step 2 Acquisition (as defined in the accompanying Proxy Statement/Prospectus), and in either case which is currently expected to be 144,333,468 shares, subject to potential adjustment (the “Share Issuance Proposal”).

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3.

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the Reorganization Proposal or the Share Issuance Proposal.

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For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign your name(s) as it appear(s) on this proxy. Joint owners should each sign. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING

The Walgreen Co. Special Meeting of Shareholders will be held on [date], at [location]. An admission ticket is included in this mailing. You will not be admitted without a ticket. Please note that backpacks and suitcases will not be permitted in the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [date]:

The accompanying Proxy Statement/Prospectus is available at www.proxyvote.com.

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M79661-S25911

WALGREEN CO.

Special Meeting Proxy Card

Proxy solicited on behalf of the Board of Directors

The shareholder hereby appoints JAMES A. SKINNER, STEVEN A. DAVIS and GREGORY D. WASSON, or any of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of WALGREEN CO. (and any adjournment thereof) to be held at [location], on [date] upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting or any adjournment thereof.

This proxy, when properly executed, will be voted as directed. If no direction is specified, this proxy will be voted FOR proposals 1, 2 and 3, and in the discretion of the proxy holders on such other matters as may properly come before the meeting or any adjournment thereof.

Address changes/comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)